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                                                                   Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Infonautics, Inc. on Form S-8 (File No. 333-12279) of our report dated February 14, 1997, on our audits of the consolidated financial statements and financial statement schedule of Infonautics, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.






Coopers & Lybrand L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 26, 1997